                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               IPC HOLDINGS, LTD.
             (Exact Name of Registrant as Specified in its Charter)


                 BERMUDA                                             NA
         (State of Incorporation                              (I.R.S. Employer
             or Organization)                                Identification No.)
     AMERICAN INTERNATIONAL BUILDING
            29 RICHMOND ROAD
            PEMBROKE, BERMUDA                                      HM 08
(Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon           securities and is to become
filing pursuant to General                 effective simultaneously with the
Instruction A(c)(1) please check the       effectiveness of a concurrent
following box. [ ]                         registration statement under the
                                           Securities Act of 1933 pursuant to
                                           General Instruction A(c)(2) please
                                           check the following box. [ ]


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                      None

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                          Common Shares, par value $.01
                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.
-------------------------------------------------------

                  The material set forth under the caption "Description of Our Common Shares" in the Prospectus which constitutes part of the Registrants' Registration Statement on Form S-3 (File No. 333-73828) relating to the offering of up to $510,772,500 aggregate amount of common shares of IPC Holdings, Ltd. filed via EDGAR with the Securities and Exchange Commission on November 21, 2001, as it may be amended from time to time, shall be incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

                  The following exhibits are incorporated by reference to our Registration Statement on Form S-1 (File No. 333-00088) into this registration statement, unless otherwise designated.


    Exhibit
     Number      Description
-------------    ---------------------------------------------------------------
      4.1        Memorandum of Association

      4.2        Amended and Restated Bye-laws*

      4.3        Form of Memorandum of Increase in Share Capital

      4.4        Form of Share Certificate

*Incorporated by reference to our Registration Statement on Form S-3 (File No. 333-73828).

                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            IPC HOLDINGS, LTD.


Date:  November 21, 2001                    By: /s/ Dennis J. Higginbottom
                                               --------------------------------
                                                  Dennis J. Higginbottom
                                                  Vice President and Secretary


                                       -3-
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                                  EXHIBIT INDEX



     Exhibit
      Number        Description
----------          ------------------------------------------------------------
       4.1          Memorandum of Association *

       4.2          Amended and Restated Bye-laws **

       4.3          Form of Memorandum of Increase in Share Capital *

       4.4          Form of Share Certificate *

* Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-00088).

** Incorporated by reference to our Registration Statement on Form S-3 (File No. 333-73828).